Pricing Supplement No. 2005-3 Dated March 24, 2005           Rule 424(b)(3)
(To Prospectus dated March 24, 2005)                         File No. 333-118974

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       Interest Plus Notes - Floating Rate
--------------------------------------------------------------------------------


Interest Rate:          Under                    $15,000 to               Over
                        $15,000                  $49,999                  $50,000
                        Rate        Yield        Rate        Yield        Rate         Yield
                        2.50%       2.53%        2.75%       2.78%        3.00%        3.04%


Initial Investment Incentive:               $25 for an initial investment of at
                                            least $500 or an initial investment
                                            of at least $250 along with
                                            enrollment in the automatic
                                            investment option.

                                            In addition, $25 if at the time of
                                            initial investment automatic
                                            deduction from a GE payroll or GE
                                            pension check is authorized.

Effective                                   Dates: March 24, 2005 until such
                                            time as a different rate is
                                            determined by the GE Interest Plus
                                            Committee. Information on current
                                            interest rates is available by
                                            calling 800-433-4480, 24 hours a
                                            day, seven days a week.





--------------------------------------------------------------------------------